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Exhibit 99.5   Statement of Chief Executive Officer and Financial Officer
               Pursuant to 18 U.S.C.ss.1350


      The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of Highlands Bankshares Inc., certify that the Quarterly Report on Form 10-Q for the period ended June 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Highlands Bankshares Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.



                                         /s/ LESLIE A. BARR
                                         -------------------------------
                                         Leslie A. Barr
                                         Chief Executive Officer


                                         /s/ R. ALAN MILLER
                                         -------------------------------
                                         R. Alan Miller
                                         Finance Officer



Date:  August 13, 2003
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A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Highlands Bankshares, Inc. and will be retained by Highlands Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.